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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2014

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.Entry into a Material Definitive Agreement.
On April 30, 2014, Nortek, Inc. (the “Company”) entered into a new senior secured term loan with certain lenders, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents party thereto (“Credit Agreement”), that provides senior secured financing of $350 million (which may in certain circumstances be increased by up to $275 million and additional amounts subject to a secured leverage ratio condition). All obligations under our Credit Agreement, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of our assets and the assets of our subsidiary guarantors. The maturity date of the Credit Agreement is October 30, 2020.

The Credit Agreement also contains customary representations and warranties, affirmative financial and operating covenants and events of default. The Credit Agreement contains mandatory and voluntary pre-payment provisions. The Credit Agreement also contains certain negative covenants that, subject to certain exceptions, limit our ability and the ability of our restricted subsidiaries to conduct certain activities.

The Company will use the net proceeds from the Credit Agreement to finance a portion of the Company’s acquisition described in Item 2.01 and to refinance all of the outstanding debt under its existing term loan.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services for which they received, or will receive, customary fees and expenses.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On April 30, 2014, we completed the acquisition of the heating, ventilation and air conditioning business of Thomas & Betts Corporation (“T&B”) (the “Business”) from T&B, Thomas & Betts Netherlands B.V., Thomas & Betts International, LLC, Thomas & Betts Holdings (U.K.) Limited, and Thomas & Betts Monterrey S. de R.L. de C.V (collectively, the “Sellers”).

Pursuant and subject to the terms of the Purchase and Sale Agreement, the Company acquired the Business for approximately $260 million on a cash- and debt-free basis, subject to certain adjustments post-closing.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement and the amendment thereto, copies of which are attached as Exhibit 2.1 and incorporated by reference herein.

A copy of the press release dated April 30, 2014 announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.
The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b)    Pro forma financial information.
The Company will furnish any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(d)    Exhibits.

2.1
Purchase and Sale Agreement dated March 21, 2014 by and between Nortek, Inc. and Thomas & Betts Corporation , Thomas & Betts Netherlands B.V., Thomas & Betts International, LLC, Thomas & Betts Holdings (U.K.) Limited, and Thomas & Betts Monterrey S. de R.L. de C.V, as amended by Amendment No. 1 dated April 29, 2014.

10.1
Amended and Restated Credit Agreement, dated as of April 30, 2014, by and among, Nortek, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release, dated April 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTEK, INC.

By: /s/Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Senior Vice President, General
Counsel and Secretary

Date: April 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase and Sale Agreement dated March 21, 2014 by and between Nortek, Inc. and Thomas & Betts Corporation, Thomas & Betts Netherlands B.V., Thomas & Betts International, LLC, Thomas & Betts Holdings (U.K.) Limited, and Thomas & Betts Monterrey S. de R.L. de C.V, as amended by Amendment No. 1 dated April 29, 2014.

10.1
Amended and Restated Credit Agreement, dated as of April 30, 2014, by and among, Nortek, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release, dated April 30, 2014.